Exhibit 3.1

DATE 12/01/2023 DOCUMENT ID 202333403314 DESCRIPTION FILING EXPED CERT COPY AMENDED/RESTATED ARTICLES (AMA) 100050.00 300.00 0.00 0.00 Receipt This is not a bill. Please do not remit payment. VORYS, SATER, SEYMOUR AND PEASE LLP ATTN: MICHELLE GOODWIN 52 EAST GAY ST COLUMBUS, OH 43215 STATE OF OHIO CERTIFICATE Ohio Secretary of State, Frank LaRose 5007932 It is hereby certified that the Secretary of State of Ohio has custody of the business records for WORTHINGTON STEEL, INC. and, that said business records show the filing and recording of: Document(s) AMENDED/RESTATED ARTICLES Effective Date: 11/30/2023 Document No(s): 202333403314 Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 1st day of December, A.D. 2023. Ohio Secretary of State United States of America State of Ohio Office of the Secretary of State

Form 540 Prescribed by:

Frank LaRose
Ohio Secretary of State

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Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50
Form Must Be Typed

SECRETARY OF STATE
NOV 3 0 2023
RECEIVED

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☐ Amendment to existing Articles of Incorporation (125-AMDS)

☒ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: Worthington Steel, Inc.

Charter Number: 5007932

Check one box below and provide information as required:

☐ The articles are hereby amended by the **Incorporators.** Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☐ The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) ______
(In this space insert the number 1 through 10 to provide basis for adoption.)

☐ The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

☒ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540 Page 2 of 4 Last Revised: 06/2019

A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Signature Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C). If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box. If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box, By (if applicable) Michaune D. Tillman. Print Name Signature By (if applicable) Print Name Form 549 Page 3 of 4 Last Revised: 06/2019

ATTACHMENT TO CERTIFICATE OF AMENDMENT OF WORTHINGTON STEEL, INC. RESOLVED, that the Amended and Restated Articles of Incorporation of Worthington Steel, Inc., an Ohio corporation (the “Corporation”), in the form attached hereto and made a part hereof, be, and hereby are, adopted, to replace and supersede in their entirety the initial Articles of Incorporation of the Corporation and any amendments thereto.

AMENDED ARTICLES OF INCORPORATION OF WORTHINGTON STEEL, INC. FIRST: The name of the Corporation shall be Worthington Steel, Inc. SECOND: The place in Ohio where the principal office of the Corporation is to be located is in the City of Columbus, County of Franklin. THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law (Chapter 1701)of the Ohio Revised Code. FOURTH: 1. Capital Stock. The total number of shares which the Corporation shall have authority to issue is One Hundred Fifty-One Million (151,000,000) shares, of which One Hundred Fifty Million (150,000,000), each without par value, shall be of a class designated “Common Shares” and One Million (1,000,000), each without par value, shall be of a class designated “Preferred Shares.” II. Preferred Shares. The board of directors is authorized to provide for the issuance from time to time in one or more series of any number of authorized and unissued Preferred Shares, each of such series to have such terms as stated or expressed herein and in the amendments to these Amended Articles of Incorporation providing for the creation of such series adopted by the board of directors as hereinafter provided. Subject to the provisions of this ARTICLE FOURTH and the limitations prescribed by law, the board of directors is expressly authorized to adopt amendments to these Amended Articles of Incorporation in respect of any unissued or treasury Preferred Shares and thereby establish or change the number of shares to be included in each such series and to fix the designation and relative rights and preferences of, and qualifications, limitations or restrictions on, the shares of each such series, (collectively, a “Preferred Shares Designation Amendment”). The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the matters described in Section 1701.06 of the Ohio Revised Code. Without limiting the generality of the foregoing, a Preferred Shares Designation Amendment may provide that a series of Preferred Shares shall be superior or rank equally or be junior to any other series of Preferred Shares to the extent permitted by law and these Amended Articles of Incorporation. Except as otherwise required by law, holders of any series of Preferred Shares shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by these Amended Articles of Incorporation, as amended by a Preferred Shares Designation Amendment. 111. Common Shares. The board of directors is authorized, subject to limitations prescribed by law and the provisions of this ARTICLE FOURTH, to provide for the issuance from time to time of any number of authorized and unissued Common Shares, and shall determine the terms under which and the consideration for which the Corporation shall issue its Common Shares. A. Subject to the provisions of any applicable law, at every meeting of the shareholders, each holder of Common Shares shall be entitled to one (1) vote for each Common Share standing in the name of such shareholder on the books of the Corporation, on each matter on which the Common Shares are entitled to vote. I

B. Subject to the rights of holders of the Preferred Shares, the holders of the Common Shares shall be entitled to receive, when and as declared by the board of directors, out of the assets of the Corporation which are by law available therefor, dividends payable in cash, in property, or in shares. C. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the holders of the Common Shares shall be entitled, after payment or provision for payment in full of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Shares shall be entitled, to share ratably in the remaining assets of the Corporation available for distribution to its shareholders to the exclusion of the Preferred Shares (unless otherwise provided in any Preferred Shares Designation Amendment). Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Subparagraph III.C. IV. No Pre-emptive Rights. No holder of shares of the Corporation of any class shall have, as such, as a matter of right, the pre-emptive right to subscribe for or purchase any part of any new or additional issue of shares of any class whatsoever, or of securities or other obligations convertible into or exchangeable for any shares of any class whatsoever or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any shares of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend. FIFTH: The board of directors shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (l) shares of any class or series issued by it, (II) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by these Amended Articles of Incorporation, and (ill) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by these Amended Articles of Incorporation. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this ARTICLE FIFTH of these Amended Articles of Incorporation shall not limit the plenary authority of the board of directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the Corporation or authorized by these Amended Articles of Incorporation. SIXTH: All of the authority of the Corporation shall be exercised by or under the direction of the board of directors except as otherwise provided in these Amended Articles of Incorporation or the Amended Regulations of the Corporation (as may be further amended and/or restated, the “Regulations”) or required by law, as each may be amended from time to time. For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its shareholders, it is further provided as follows: I. Elections of directors need not be by written ballot unless the Regulations of the Corporation shall so provide. 11. Subject to the rights of the holders of any Preferred Shares to elect additional directors under specific circumstances, the number of directors of the Corporation 2 shall be fixed from time to time by or in accordance with the provisions of the Regulations of the Corporation. The directors, other than those who may be elected by the holders of any Preferred Shares, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Regulations of the Corporation, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2024, another class to hold office initially fora term expiring at the annual meeting of shareholders to be held in 2025, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2026, with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. III. Advance notice of nominations for the election of directors, other than by the board of directors or a committee thereof, shall be given in the manner provided in the Regulations of the Corporation. IV. Subject to the rights of the holders of any Preferred Shares, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors and shall not be filled by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No reduction in the number of directors constituting the board of directors shall shorten the term of any incumbent director. V. Subject to the rights of the holders of any Preferred Shares to elect directors under specified circumstances, (1) any director, all the directors of a particular class, or the entire board of directors, may be removed from office, but only for cause, only by the affirmative vote of the holders of record of outstanding shares representing at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Paragraph IV of ARTICLE SEVENTH hereof), voting together as a single class, and entitled to vote in respect thereof, and (2) any director may be removed from office, (i) pursuant to Section 1701.58(B) of the Ohio Revised Code, by a majority of the directors then in office, or (ii) for cause, by the affirmative vote of three-fourths (3/4) of the directors then in office. VI. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. VII. Advance notice of business proposed to be brought at any shareholder meeting, other than by the board of directors or a committee thereof, shall be given in the manner provided in the Regulations. SEVENTH: 1. Capitalized terms used herein are defined in Paragraph IV of this ARTICLE SEVENTH. 3

II. In addition to any affirmative vote required by law or under any other provision of these Amended Articles of Incorporation or the Regulations of the Corporation or otherwise, and except as otherwise expressly provided in this Article SEVENTH: A. any merger or consolidation of the Corporation or any Subsidiary with or into (1) any Substantial Shareholder or (2) any other corporation (whether or not itself a Substantial Shareholder) which, after such merger or consolidation, would be an Affiliate of a Substantial Shareholder, or B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Shareholder of any Substantial Part of the assets of the Corporation or of any Subsidiary, or C. the issuance or transfer by the Corporation or by any Subsidiary (in one transaction or a series of related transactions) of any Equity Securities of the Corporation or any Subsidiary to any Substantial Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $25,000,000 or more, or D. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Shareholder, or E. any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of Equity Securities of the Corporation or any Subsidiary which is directly or indirectly Beneficially Owned by any Substantial Shareholder, shall (except as otherwise expressly provided in these Amended Articles of Incorporation) require the affirmative vote of the holders of not less than 75% of the votes entitled to be cast by all holders of all then outstanding shares of Voting Stock; provided that such affirmative vote must include the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock of the Corporation not beneficially owned by the Substantial Shareholder in question. Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with the New York Stock Exchange or any national securities exchange on which the Voting Stock of the Corporation is listed or otherwise. III. The provisions of this ARTICLE SEVENTH shall not be applicable to any Business Combination, the terms of which shall be approved, either in advance of or subsequent to a Substantial Shareholder having become a Substantial Shareholder, by three- fourths (3/4) of the Whole Board, but only if a majority of the members of the board of directors in office and acting upon such matter shall be Continuing Directors. IV. For the purpose of this ARTICLE SEVENTH and as expressly provided elsewhere in these Amended Articles of Incorporation: A. A “Person” shall mean any individual, firm, corporation or other entity. 4

B. The term “Business Combination” shall mean any transaction which is described in any one or more of Subparagraphs A through E of Paragraph II of this ARTICLE SEVENTH. C. “Substantial Shareholder” shall mean any Person who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination: (I) is the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the shares of Voting Stock (determined solely on the basis of the total number of shares of Voting Stock so Beneficially Owned (and without giving effect to the number or percentage of votes entitled to be cast in respect of such shares) in relation to the total number of shares of Voting Stock then issued and outstanding), or (2) is an Affiliate of the Corporation and at any time within three years prior thereto was the Beneficial Owner, directly or indirectly, of more than fifteen percent (15%) of the then outstanding Voting Stock (determined as aforesaid), or (3) is an assignee of or has otherwise succeeded to any shares of the Corporation which were at any time within three years prior thereto Beneficially Owned by any Substantial Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. Notwithstanding the foregoing, a Substantial Shareholder shall not include (i) the Corporation or any Subsidiary, (ii) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) Persons who, on November 21, 2023 were Affiliates of Worthington Industries, Inc., an Ohio corporation (“W1I-OH”), owning in excess of ten percent (10%) of the outstanding common shares of WII-OH, and the respective successors, executors, legal representatives, heirs and legal assigns (provided that any such legal assign is such an Affiliate immediately prior to assignment, transfer or other disposition to such assign) of such Person. D. “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on November 21, 2023; provided, however, that a Person shall, in any event, also be deemed to be the “Beneficial Owner” of any shares of Voting Stock: (1) which such Person or any of its Affiliates or Associates beneficially own, directly or indirectly, or (2) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants, or options, 5 or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner), or (3) which are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all such directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock beneficially owned by any other such director or officer (or any Associate or Affiliate thereof), and (ii) no employee stock ownership or similar plan of the Corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan. E. For purposes of computing the percentage Beneficial Ownership of shares of Voting Stock of a Person in order to determine whether such Person is a Substantial Shareholder, the outstanding shares of Voting Stock shall include shares deemed owned by such Person through application of Subparagraph (D) of this Paragraph IV but shall not include any other shares of Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding shares of Voting Stock shall include only shares of Voting Stock then outstanding and shall not include any shares of Voting Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. F. “Continuing Director” shall mean a Person who was (1) appointed or elected by the shareholder(s) or appointed by the board of directors prior to the time upon which the Substantial Shareholder in question became a Substantial Shareholder, or (2) designated (before his or her initial election or appointment as a director of the Corporation) as a Continuing Director by at least three-fourths (3/4) of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors. G. “Whole Board” shall mean the total number of directors which the Corporation would have if there were no vacancies. H. An “Affiliate” of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “Associate” used to indicate a relationship with any Person shall mean (1) any corporation or organization (other than the Corporation or a Subsidiary) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such 6

Person, or any relative of such spouse, who has the same home as such Person, or is an officer or director of any corporation controlling or controlled by such Person. 1. GG(Subsidiary” shall mean any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Substantial Shareholder set forth in Subparagraph C of this Paragraph IV, the term “Subsidiary” shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation. J. “Substantial Part” shall mean assets having a book value (determined in accordance with generally accepted accounting principles) in excess of ten percent (10%) of the book value (determined in accordance with generally accepted accounting principles) of the total consolidated assets of the Corporation and its Subsidiaries, at the end of its most recent fiscal year ending prior to the time the determination is made. K. “Voting Stock” shall mean any shares of capital stock of the Corporation entitled to vote generally in the election of directors. L. “Equity Security” shall have the meaning given to such term under Rule 3al 1-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on August 3, 1998. V. A majority of the Continuing Directors then in office shall have the power to determine for the purposes of this ARTICLE SEVENTH, on the basis of information known to them (1) the number of shares of Voting Stock Beneficially Owned by any Person, (2) whether a Person is an Affiliate or Associate of another, (3) whether the assets subject to any Business Combination constitute a Substantial Part of the consolidated assets of the Corporation and its Subsidiaries, and/or (4) any other factual matter relating to the applicability or effect of this ARTICLE SEVENTH. VI. A majority of the Continuing Directors then in office shall have the right to demand that any Person who is reasonably believed to be a Substantial Shareholder (or holder of record shares of Voting Stock Beneficially Owned by any Substantial Shareholder) supply the Corporation with complete information as to (A) the record owner(s) of all shares Beneficially Owned by such Person who is reasonably believed to be a Substantial Shareholder, (B) the number of, and class or series of, shares Beneficially Owned by such Person who it is reasonably believed is a Substantial Shareholder and held of record by each such record owner and the number(s) of the share certificate(s) evidencing such shares, and (C) any other factual matter relating to the applicability or effect of this ARTICLE SEVENTH, as may be reasonably requested of such Person, and such Person shall furnish such information within ten (10) days after receipt of such demand. VII. Any determinations made by the board of directors, or by the Continuing Directors, as the case may be, pursuant to this ARTICLE SEVENTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders, including any Substantial Shareholder, VIII. Nothing contained in this ARTICLE SEVENTH shall be construed to relieve any Substantial Shareholder from any fiduciary obligation imposed by law. 7

EIGHTH: The board of directors, when evaluating any offer of another party to (I) make a tender or exchange offer for any Equity Security of the Corporation, (II) merge or consolidate the Corporation with another corporation, or (III) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located and any other factors which the board of directors may consider under Ohio law. NINTH: I. Notwithstanding any other provisions of these Amended Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with the New York Stock Exchange or any national securities exchange on which the Voting Stock of the Corporation is listed or in any other provision of these Amended Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as that term is defined in Paragraph IV of ARTICLE SEVENTH hereof), shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, ARTICLE SIXTH, EIGHTH, NINTH or TENT H of these Amended Articles of Incorporation, and the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, including the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock of the Corporation not beneficially owned by a Substantial Shareholder (as that term is defined in Paragraph IV of ARTICLE SEVENTH), shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, ARTICLE SEVENTH or ARTICLE ELEVENTH of these Amended Articles of Incorporation. II. Except as otherwise provided in these Amended Articles of Incorporation, including without limitation Paragraph 1 of this ARTICLE NINTH, the shareholders of the Corporation may, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding shares of the Voting Stock, amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation. TENTH: Notwithstanding any other provisions of these Amended Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with the New York Stock Exchange or any national securities exchange on which the Voting Stock of the Corporation is listed or any other provision of these Amended Articles of Incorporation or the Regulations of the Corporation), in order to amend, alter, change or repeal, or adopt any provisions inconsistent with, the Regulations of the Corporation, such action shall require the affirmative vote of (1) the holders of at least 75% of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as that term is defined in Paragraph IV of ARTICLE SEVENTH hereof), or (II) three-fourths (3/4) of the Whole Board (as defined in Paragraph IV of ARTICLE SEVENTH hereof). ELEVENTH: Chapter 1704 of the Ohio Revised Code shall not apply to the Corporation. 8

TWELFTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the Corporation entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than majority of the voting power of the Corporation or of such class or classes, unless expressly provided otherwise by statute or in these Amended Articles of Incorporation. THIRTEENTH: Shareholders of the Corporation shall not have the right to vote cumulatively in the election of directors. FOURTEETH: No director or officer of the Corporation shall have any personal liability to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director or an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Ohio Revised Code as the same exists or hereafter may be amended. Any amendment, repeal or modification of this ARTICLE FOURTEENTH, or the adoption of any provision of the Amended Articles of Incorporation inconsistent with this ARTICLE FOURTEENTH, shall not adversely affect any right or protection of a director or an officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the Ohio Revised Code is amended after November 21, 2023 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Ohio Revised Code as so amended. FIFTEENTH: 1 he Corporation shall have the power to provide rights to indemnification and advancement of expenses to the Corporation’s current and former directors, officers, employees, agents and volunteers, and to any person who is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnershipjoint venture, trust or other enterprise. SIXTEENTH: If any provision or provisions of these Amended Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (I) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Amended Articles of Incorporation (including, without limitation, each portion of any paragraph of these Amended Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (II) to the fullest extent permitted by applicable law, the provisions of these Amended Articles of Incorporation (including, without limitation, each such portion of any paragraph of these Amended Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. SEVENTEENTH: These Amended Articles of Incorporation take the place of and supersede the existing articles of incorporation. 9